UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 16, 2017
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2017, NIKE, Inc.’s (the “Company”) Board of Directors approved amendments to the Company’s Fourth Restated Bylaws (the “Bylaws”), effective November 16, 2017, including Section 1, Article 4, Committees of the Board of Directors, to remove references to specific committees and permit the Board of Directors to designate an Executive Committee, as well as one or more additional committees, each of which shall have the power and authority of the Board of Directors to the extent provided for in the charters for each committee, as adopted by the Board of Directors. These amendments allow for flexibility to implement evolving governance best practices.  Effective as of November 16, 2017, the Company has designated the following committees: an Executive Committee; an Audit & Finance Committee; a Corporate Responsibility, Sustainability & Governance Committee; and a Compensation Committee.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.2    NIKE, Inc. Fifth Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: November 17, 2017	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
3.2	NIKE, Inc. Fifth Restated Bylaws